Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Post-Effective Amendment No.9 to a Registration Statement on Form S-1 pertaining to the registration of 24,050,440 shares of common stock of JPAK Group, Inc., of our report dated September 27, 2011 with respect to the financial statements of JPAK Group, Inc. for the years ended June 30, 2011 and 2010. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Partizio & Zhao, LLC

Patrizio & Zhao, LLC

Certified Public Accountants and Consultants

Parsippany, New Jersey

January 19, 2012